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                            Verizon New England Inc.

                                                                      EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
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
                                                                                                   Three Months Ended
(Dollars in Millions)                                                                                  March 31, 2002
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
Income before provision for income taxes and extraordinary item                                              $  225.9
Equity in income from affiliates                                                                                (18.5)
Interest expense                                                                                                 40.0
Portion of rent expense representing interest                                                                    15.5
Amortization of capitalized interest                                                                              1.8
                                                                                                       ---------------
Earnings, as adjusted                                                                                        $  264.7
                                                                                                       ===============
Fixed charges:
Interest expense                                                                                            $    40.0
Portion of rent expense representing interest                                                                    15.5
Capitalized interest                                                                                              3.4
                                                                                                       ---------------
Fixed Charges                                                                                                $   58.9
                                                                                                       ===============
Ratio of Earnings to Fixed Charges                                                                               4.49
                                                                                                       ===============
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